As filed with the Securities and Exchange Commission on August 8, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORBITZ WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5337455
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
500 West Madison Street, Suite 1000, Chicago, Illinois 60661
(Address of Principal Executive Offices)

Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan
(Full Title of the Plan)

Alice L. Geene
Group Vice President, Interim General Counsel and Secretary
Orbitz Worldwide, Inc.
500 West Madison Street, Suite 1000, Chicago, Illinois 60661
(312) 894-5000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Brett Cooper
Orrick, Herrington & Sutcliffe LLP
405 Howard Street, San Francisco, California 94105-2669
(415) 773-5700
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,000,000 shares	$4.22	$12,660,000	$1,450.84

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of the Registrant's Common Stock that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.22 per share, the average of the high ($4.31) and low ($4.13) sale prices of the Registrant's Common Stock as quoted on the New York Stock Exchange on August 2, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Orbitz Worldwide, Inc. (the “Company”) to register an additional 3,000,000 shares of common stock, par value $0.01 per share, of the Company that are issuable under the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registration Statements relating to the Plan (SEC File Nos. 333-145591, 333-150849 and 333-168221) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 21, 2007, May 12, 2008, July 20, 2010 and June 24, 2011, respectively, are incorporated herein by reference, except as amended hereby.

Item 5. Interests of Named Experts and Counsel
     Inapplicable.

Item 8. Exhibits

Exhibit Number	Name
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-142797), filed on July 18, 2007).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1
Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated, effective June 12, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 1-33599), filed on June 15, 2012 and Current Report on Form 8-K/A (File No. 1-33599), filed on July 20, 2012).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 8th day of August, 2012.

ORBITZ WORLDWIDE, INC.
By:	/s/ Barney Harford
Barney Harford
Chief Executive Officer and Director

POWER OF ATTORNEY
     Each of the undersigned officers and directors of the Registrant, in connection with the registration by the Registrant of shares of its common stock or other interests to be issued pursuant to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated, hereby constitutes and appoints each of Barney Harford, Chief Executive Officer, and Alice L. Geene, Group Vice President, Interim General Counsel and Secretary, with full power to each to act alone, and any successor to the office held by each, the undersigned's true and lawful attorney-in-fact and agent on the undersigned's behalf and in the undersigned's name, place and stead, in any and all capacities, to execute and file with the SEC this Registration Statement or other appropriate form, together with all amendments, including post-effective amendments, supplements, and any other documents required to be filed with respect thereto with any regulatory authority, granting unto such attorneys full authority to perform each act to effectuate the same.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barney Harford
Barney Harford	Chief Executive Officer and Director, (Principal Executive Officer)	August 8, 2012

/s/ David Belmont David Belmont	Interim Chief Financial Officer (Principal Financial Officer)	August 8, 2012

/s/ Thomas L. Kram Thomas L. Kram	Group Vice President, Chief Accounting Officer (Principal Accounting Officer)	August 8, 2012

/s/ Jeff Clarke Jeff Clarke	Chairman of the Board of Directors	August 8, 2012

/s/ Martin J. Brand Martin J. Brand	Director	August 8, 2012

Signature	Title	Date

/s/ Mark S. Britton	Director	August 8, 2012
Mark S. Britton

/s/ Kenneth S. Esterow	Director	August 8, 2012
Kenneth S. Esterow

/s/ Robert L. Friedman	Director	August 8, 2012
Robert L. Friedman

/s/ Bradley T. Gerstner	Director	August 8, 2012
Bradley T. Gerstner

/s/ Jill A. Greenthal	Director	August 8, 2012
Jill A. Greenthal

/s/ Kristina M. Leslie	Director	August 8, 2012
Kristina M. Leslie

/s/ Jaynie Miller Studenmund	Director	August 8, 2012
Jaynie Miller Studenmund

EXHIBIT INDEX

Exhibit Number	Name
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-142797), filed on July 18, 2007).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1
Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated, effective June 12, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K/A (File No. 1-33599), filed on July 20, 2012).